EXHIBIT 10.22
                                MERGER AGREEMENT

            THIS AGREEMENT, dated as of June 26, 1996, among CARRIAGE SERVICES, INC., a Delaware corporation (the "Purchaser"), CARRIAGE FUNERAL SERVICES OF SOUTH CAROLINA, INC., a South Carolina corpora tion (the "Acquisition Subsidiary"), FOREST LAWN OF CHESNEE, INC., a South Carolina corporation (the "Company"), and the individuals whose names appear under the heading "The Shareholders" on the signature pages hereto (together, the "Shareholders");

                              W I T N E S S E T H:

            WHEREAS, the Company owns and operates the three Forest Lawn Mortuary funeral homes, located at 815 S. Alabama Street in Chesnee, Spartanburg County, South Carolina, at 4161 Boiling Springs Road in Inman, Spartanburg County, South Carolina, and at 257 N. Main Street in Woodruff, Spartanburg County, South Carolina (collectively, the "Homes"), and the Shareholders collectively own all of the issued and outstanding capital stock of the Company; and

            WHEREAS, the parties desire that the Acquisition Subsidiary merge with and into the Company in a statutory merger (the "Merger") to be consummated under the laws of the State of South Carolina and upon the terms and conditions and for the consideration herein set forth and in the Plan of Merger among the Purchaser, the Acquisition Subsidiary and the Company in the form attached as Exhibit A hereto (the "Plan of Merger");

            NOW, THEREFORE, the parties agree as follows:


1.    REORGANIZATION AND MERGER.

            1.1. THE MERGER. Simultaneously with the execution and delivery of this Agreement, the Plan of Merger shall be exe cuted and delivered by the Purchaser, the Acquisition Subsidiary and the Company. Subject to the terms and condi tions set forth in this Agreement and in the Plan of Merger, at the Effective Time of the Merger (as defined in the Plan of Merger), the Acquisition Subsidiary shall be merged with and into the Company in accordance with the laws of the State of South Carolina and the Plan of Merger. The corporation surviving the Merger is sometimes herein referred to as the "Surviving Corporation."

            1.2. SS.368 REORGANIZATION. It is the intention of the parties that the Merger constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with Section 368(a)(2)(E) of the Code. The parties agree to file all of their respective tax returns and reports in a manner consistent with such intention, and to not take any filing position in a manner inconsistent with such intention unless

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      compelled to do so by court order or administrative decree. Each party agrees to furnish such information and take such action as may be reasonably requested of the other party in connection with the foregoing (which action shall not include any change in the commercial terms of the Merger and the other transactions incident thereto). In no event, however, shall the Purchaser or the Surviving Corporation be required to incur any out-of-pocket expenses in defending such position or providing such information or taking such action, nor shall the foregoing constitute a warranty or guaranty that the Merger will in fact constitute such a reorganization.

            1.3. SHAREHOLDER CONSENT; WAIVER OF DISSENTERS' RIGHTS. Each Shareholder, in his capacity as a shareholder of the Company, and the Purchaser, in its capacity as a shareholder of the Acquisition Subsidiary, hereby (i) consent to the Merger pursuant to Section 33-11-103 of the 1976 South Carolina Code, as amended (the "South Carolina Code"), and (ii) irrevocably and unconditionally waive all dissenters' and other similar rights with respect to the Merger under and pursuant to Section 33-13-101, ET SEQ. of the South Carolina Code.

            1.4. POST-CLOSING TAX MATTERS. The Shareholders shall be fully responsible for all federal, state and local taxes (including, but not limited to, income taxes) of the Company accrued through the Closing and for completing, filing and handling all tax returns and reports in respect in of all periods through Closing and consummation of the Merger, including responding to any inquiries, examinations or audits regarding such taxes, returns and reports. Without limiting the generality of the foregoing, the Shareholders will arrange through their outside accounting firm for the preparation of short-period federal income tax return for the Company's current year through the Closing Date (after which time the Surviving Corporation will be included as part of the consolidated group of which the Purchaser is the parent corporation), based upon information furnished by the Shareholders (and for which the Shareholders shall be solely responsible), and the Shareholders shall pay all federal income taxes in respect thereof and the cost of tax preparation by such accounting firm. The Shareholders shall furnish the Purchaser with a copy of such return and keep the Purchaser reasonably advised as to the status of such filings.

            1.5. FURTHER ASSURANCES. The Shareholders agree to exe cute and deliver from time to time after the Effective Time of the Merger, at the reasonable request of the Purchaser, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the Purchaser may reasonably require to more effectively carry out

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      the terms and provisions of the Merger and the other trans action contemplated by this Agreement.

            2.   THE CLOSING.

            2.1. TIME AND PLACE. The Closing of the Merger (the "Closing") shall occur at the offices of Danny E. Allen, Magnolia Place, 409-B Magnolia Street in Spartanburg, South Carolina on June 26, 1996, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than June 30, 1996. The date and time of the Closing is herein called the "Closing Date". At the Closing, the Shareholders shall surrender for cancellation pursuant to the Merger all certificates representing their respective shares of capital stock of the Company, against receipt from the Purchaser of the Merger Consideration (as defined in the Plan of Merger). All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

            2.2. RELATED TRANSACTIONS. In addition to the Merger, at the Closing the following transactions shall occur:

                  (i) The Acquisition Subsidiary, on the one hand, and each of
            Sam Watts and Robert Gwinn (together, the "Managers"), on the other, shall each execute and deliver a separate Employment Agreement to be dated the Closing Date and in substantially the forms of Exhibits B-1 and B-2 hereto, respectively (collectively, the "Employment Agreements"); and

                   (ii) Immediately prior to the Closing and consummation of the
            Merger, the Company shall distribute to the Shareholders, without recourse or warranty against the Company, (v) non-trade accounts receivable in an aggregate amount not to exceed $9,070, as further described on Schedule 2.2, (w) the right to receive refunds in respect of pre-paid federal income taxes and insurance through the Closing Date, (x) all of the Company's cash balances in bank accounts, certificates of deposits or marketable securities as of the Closing Date, other than any such cash or other investments that are used or committed to fund preneed trust or other similar accounts or funds of the Homes, (y) all of the Company's accounts receivable outstanding on the Closing Date (collectively, the "Closing Date Receivables"), and (z) the real property consisting of approximately 38 acres in

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            Cherokee County, South Carolina more particularly described on
            Schedule 2.2 hereto.

            3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders jointly and severally represent and warrant to and agree with the Purchaser and the Acquisition Subsidiary that:

            3.1. TITLE TO SHARES. The Shareholders are the owners and holders, beneficially and of record, of all of the issued and outstanding shares of capital stock of the Company as shown on Annex A to the Plan of Merger, and the Shareholders have good and marketable title to all of such issued and outstanding shares, free and clear of any and all liens, encumbrances, pledges, security interests, mortgages or claims of any other person (collectively, the "Liens").

            3.2. ORGANIZATION AND EXISTENCE. The Company is a corpo ration duly organized, validly existing and in good standing under the laws of the State of South Carolina, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Plan of Merger and to carry on its business as now conducted. The Shareholders have delivered to the Purchaser complete and correct copies of the Articles of Incorporation, certified by the Secretary of State of South Carolina, and the Bylaws, certified by its Secretary, of the Company, all as in effect on the date hereof.

            3.3. CAPITALIZATION. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, $10.00 par value, of which 4,680 shares are issued and outstanding and held by the Shareholders. All such issued and outstanding shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. No such shares of capital stock are held by the Company as treasury stock. The Company does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. There are no shareholders, buy-sell, voting or other similar agreements or commitments affecting the voting or transferability of any such shares. From the date hereof through the Closing Date, the Shareholders will not, and will not cause or permit the Company to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of the Company.

            3.4. NO SUBSIDIARIES. The Company does not have any subsidiaries or any investment or ownership interest in any corporation, joint venture or other business enterprise.

            3.5. FINANCIAL INFORMATION. The Shareholders have delivered to the Purchaser (i) the unaudited balance sheet of

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      the Company at April 30, 1996 (the "Company Balance Sheet") and the
      related unaudited income statement of the Company for the eight-month period of operations then ended, and (ii) the unaudited balance sheets of the Company at August 31, 1993, 1994 and 1995, and the related unaudited income statements of the Company for the respective twelve-month periods of operations then ended. All such financial statements are true and correct, have been prepared in accordance with the books and records of the Company, and present fairly the financial positions of the Company at the dates indicated and the results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied. The Homes collectively performed the number of funeral services for each of the twelve-month periods as described below:

                                Twelve Months Ended December 31,

HOME                          1993            1994            1995
- ----                          ----            ----            ----

Chesnee                       135             106             127
Inman (Boiling Springs)        74              98              94
Woodruff                      N/A             N/A              43*

*      Ten months.


            3.6.  REAL PROPERTY.

            (a) DESCRIPTION AND TITLE. Schedule 3.6 sets forth a legal description of all parcels of real property in which the Company has any interest or which is used in its business (collectively, the "Real Property"), and also briefly des cribes each building and major structure and improvement thereon. No person other than the Company has any ownership, leasehold or other interest of any kind in the Real Property. The Real Property is the only interest in real property required for the conduct of the business of the Homes as presently conducted. All of the buildings, structures and im provements located on the Real Property are in good operating condition, ordinary wear and tear excepted. None of such buildings, structures or improvements, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law, the effect of which would interfere with or prevent their con tinued use for the purposes for which they are now being used. There is not pending nor, to the knowledge of any Shareholder, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof. The Company has good and marketable fee simple title to all of the Real Property, free and clear of all Liens, other than easements

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      and other similar title exceptions described on Schedule 3.6
      ("Permitted Liens").

            (b) ENVIRONMENTAL CONDITION. No "Hazardous Substances" (defined herein to mean any substance which is regulated by or listed under any federal, state or local law, statute, rule or regulation pertaining to the environment or the protection of human health and welfare, including the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped, located or released onto or from the Real Property by the Company or on its directions, nor to the knowledge of any Shareholder have any Hazardous Substances been generated, stored, dumped, located or disposed of on any real property contiguous or adjacent to the Real Property. The Real Property is not now, and to the best of the Shareholders' knowledge, will not be in the future as a result of its condition at or prior to Closing, subject to any recla mation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. Neither the Company nor any Shareholder has received notice or knows of any claim, request for information, enforcement action or other proceeding related to the off-site disposal of Hazardous Substances generated by the Company. The Real Property does not contain any asbestos, polychlorinated byphenyls, urea, formaldehyde, lead based paint, radon gas or underground storage tanks, except for substances used in the ordinary course of the operations of the Homes that are properly used, stored and disposed of in accordance with applicable legal requirements.

            (c) FIRPTA. Neither the Company nor any Shareholder is a "foreign person" (as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder), and the Shareholders shall deliver at Closing a non-foreign affidavit in recordable form containing such information as shall be required by Code Sec tion 1445(b)(2) and the regulations issued thereunder, on a form to be provided by the Purchaser.

            (d) BILLS PAID. All bills and other payments due with respect to the ownership, operation, and maintenance of the Real Property have been (and on the Closing Date will be) paid, and no Liens or other claims for the same have been filed or asserted against any part of the Real Property.

            (e) NO FLOOD HAZARDS. No portion of the Real Property is located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers,

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      or any other governmental agency or body as being subject to special flooding hazards.

            3.7. TITLE TO AND STATUS OF PROPERTIES. All assets, rights and properties utilized in the conduct of the business of the Homes are owned by the Company. None of such assets, rights or properties is subject to any lease or license. The Company is in actual possession and control of all properties owned by it, and has good and marketable title to all of its assets, rights and properties, including without limitation, all properties and assets reflected in the Company Balance Sheet, free and clear of all Liens, except for (i) Liens to be discharged and released at or prior to Closing, and (ii) Permitted Liens against Real Property.

            3.8. ABSENCE OF CHANGES OR EVENTS. Except as described on Schedule 3.8, since the date of the Company Balance Sheet, there has not been:

                   (i) any adverse change in the financial condi tion,
            operations, business, properties or prospects of the Company or of any Home;

                   (ii) any change in the authorized capital or outstanding
            securities of the Company;

                   (iii) any capital stock, bonds or other secu rities which the
            Company has issued, sold, delivered or agreed to issue, sell or deliver, nor has the Company granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery thereof;

                    (iv) any borrowing or agreement by the Company to borrow any funds, nor has the Company incurred, or become subject to, any absolute or contingent obligation or liability, except trade payables incurred in the ordinary course of business;

                   (v) any declaration or payment of any bonus or other
            extraordinary compensation to any employee of the Company;

                   (vi) any hiring, firing, reassignment or other change in any key personnel of the Company;

                   (vii) any sale, transfer or other disposition of, or
            agreement to sell, transfer or otherwise dispose of, any of the inventories or other assets or properties of the Company, except in the ordinary course of business;

                                       -7-

                   (viii) any damage, destruction or losses against the Company or any waiver any rights of material value to the Company;

                   (ix) any labor strike or labor dispute, or the entering into of any collective bargaining agreement, with respect to employees of the Company;

                   (x) any claim or liability for any material damages for any actual or alleged negligence or other tort or breach of contract against or affecting the Company;

                   (xi) any new competitor that has, to the knowledge of any
            Shareholder, built, commenced to build or announced intentions to build a funeral home or mortuary in direct competition with any Home; or

                   (xii) any other transaction or event entered into or
            affecting the Company other than in the ordinary course of the business.

            3.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company Balance Sheet, the Company does not have any, and none of its assets or properties are subject to any, liabilities or obligations of any kind or nature, other than unsecured trade accounts payable and accrued expenses arising in the ordinary course of the Company's business since the date of the Company Balance Sheet.

            3.10. TAX MATTERS. All federal, state, county, local and other taxes due and payable by the Company on or before the date of this Agreement have been paid or are adequately provided for in the Company's books and records. The Company has filed all tax returns and reports required to be filed by it with all taxing authorities, and all such tax returns and reports are true, complete and correct. True and correct copies of the federal, state and local income tax returns filed by the Company for each of its last three taxable years have been furnished to the Purchaser. No assessments of deficiencies have been made against the Company which are presently pending or outstanding. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability against the Company with respect to any prior taxable period which has not been audited by the Internal Revenue Service or which has not been closed by applicable statute. There are no outstanding agreements or waivers extending the statutory period of limitations applica ble to any income tax return of the Company for any period.

            3.11. INVENTORY; ACCOUNTS RECEIVABLE. The inventories reflected in the Company Balance Sheet, and all

                                       -8-

      items placed in inventory since the date thereof, are (i) accounted for in accordance with generally accepted accounting principles applied on a consistent basis, and (ii) saleable or usable in the ordinary course of business of the Company at usual and customary prices, subject to normal returns and markdowns consistent with past practice. All accounts and notes receivable reflected in the Company Balance Sheet, and all accounts and notes receivable arising since the date thereof, (x) represent bona fide claims against the obligors for money lent, goods sold or services rendered, and (y) are not subject to offsets or defenses of any kind, except as to application of statutes of limitation. At the Closing, the Shareholders shall deliver to the Purchaser a list, certified by the Shareholders to be complete and correct, of all of the inventory of the Company and all of its accounts receivable as of the Closing Date.

            3.12. FIXED ASSETS. Schedule 3.12 lists all motor vehicles and all other material items of equipment, fixtures, furniture and other fixed assets owned by the Company. All such items are in good and operating condition and repair, ordinary wear and tear excepted.

            3.13. CONTRACTS AND COMMITMENTS. Schedule 3.13 hereto sets forth a complete description of:

                    (i) all loan, credit and similar agreements to which the
            Company is a party or by which it is bound, and all notes or other evidences of indebtedness of, or agreements creating any Lien on any property of, the Company;

                   (ii) all employment contracts, noncompetition agreements and other agreements relating to the employ ment of any employees of the Company;

                  (iii) all contracts and agreements affecting the Company which do not terminate or are not terminable by the Company upon notice of 30 days or less or which involve an obligation on its part in excess of $1,000 per annum or $5,000 in the aggregate; and

                   (iv) all other contracts and commitments of the Company
            entered into outside the ordinary course of busi ness.

            Each contract and commitment described on Schedule 3.13 is valid and in full force and effect, and neither the Company, nor, to the knowledge of the Shareholders, any of the other parties thereto, are in default thereunder. The Shareholders have furnished to the Purchaser a true and cor rect copy of each document listed on Schedule 3.13.

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            3.14. PRENEED CONTRACTS AND TRUST ACCOUNTS. Schedule 3.14 hereto accurately and completely lists, as of the date of this Agreement (i) all preneed contracts of the Company unfulfilled as of the date hereof, including contracts for the sale of funeral merchandise and services, and
      (ii) all trust accounts relating to the Homes, indicating the location of each and the balance thereof. All preneed contracts required to be listed on Schedule 3.14 (x) have been entered into in the normal course of business at regular retail prices, or pursuant to a sales promotion program, solely for use by the named customers and members of their families on terms not more favorable than shown on the specimen contracts which have been delivered to the Purchaser, (y) are subject to the rules and regulations of the Company as now in force (copies of which have been delivered to the Purchaser), and (z) on the date hereof are in full force and effect, subject to no offsets, claims or waivers, and neither the Company nor such customer is in default thereunder. All funds received by the Company under preneed contracts have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. To the best knowledge of the Shareholder, the aggregate market value of the preneed accounts, trusts or other deposits is equal to or greater than the aggregate preneed liability related to such accounts. The services heretofore provided by the Company have been rendered in a professional and competent manner consistent with then prevailing professional standards, practices and customs.

            3.15. TRADEMARKS, ETC. The Company does not own and it has not applied for any patents, patent applications, patent licenses, trademarks, trademark applications or trademark or trademark licenses (collectively, "Intangible Rights"), except as described on Schedule 3.15. The Company owns or possesses valid rights or adequate licenses for all of such Intangible Rights as are necessary to the conduct of the business of the Homes as presently conducted. The Company is not charged with infringement of any Intangible Rights of any other person, nor does any Shareholder know of any such infringement, whether or not claimed by any person.

            3.16. INSURANCE. The Company maintains such policies of insurance in such amounts, and which insure against such losses and risks, as are generally maintained for comparable businesses and properties. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing. It is the parties' intention that the Surviving Corporation will cancel such insurance following the Closing, and the parties agree that the Shareholders will be entitled to any refunds for unearned premiums accrued through the Closing Date with respect thereto.

            3.17. LICENSES, PERMITS, ETC. Schedule 3.17 hereto correctly and completely lists all licenses, franchises, permits, certificates, consents, rights and privileges issued to or held by the Company, which are all that are necessary or appropriate for the operation of the Homes as presently operated. All such items are in full force and effect.

            3.18. LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to the knowl edge of any Shareholder, threatened against or affecting the Company or any of the assets or properties of the Company, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. The Company is not subject to any continuing court or administrative order, writ, injunction or decree, nor is the Company in default with respect to any order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

            3.19. COMPLIANCE WITH LAWS. The Company has complied and is in compliance with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to the Company, the operation of the Homes, and the Company's assets, rights and properties (including without limitation all environmental protection and occupations safety and health rules, regulations and laws, and laws and regulations applicable to preneed contracts and trust accounts, including the so-called "FTC Funeral Rule").

            3.20. EMPLOYEES. Schedule 3.20 hereto correctly and completely lists the names and monthly or hourly rates of salary and other compensation of all the employees and agents of the Company. Schedule 3.20 also sets forth the date of the last salary increase for each employee listed thereon, the outstanding balances of all loans and advances, if any, made by the Company to any employee or agent thereof, and the number of vacation days or other time off to which each such employee is then eligible to take. At Closing, the Share holders will cause the Company to pay or satisfy all vacation, holiday and other accrued benefits to employees of the Homes which are then outstanding. There are not pending or, to the knowledge of any Shareholder, threatened against the Company any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of the Company. No Shareholder is aware of the existence of any serious health condition of any key management personnel of any Home that might impair any such person's ability to carry on his or her normal duties into the foreseeable future after the Closing. The Shareholders believe that the relations between the Company and its employees are good.

            3.21. EMPLOYEE BENEFIT PLANS. There are no plans, contracts, commitments, programs and policies (including, without limitation, pension, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical, life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies) maintained by the Company providing benefits to any employee or former employee of the Company, other than sick leave, vacation and group hospitalization benefits that are described on Schedule 3.21, all of which are maintained in accordance with applicable legal requirements. True and com plete copies of all such benefit plans described on Schedule 3.21, none of which constitutes a "pension plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, have been provided to the Purchaser.

            3.22. AFFILIATED PARTY TRANSACTIONS. The Company and the Homes have been operated and are being operated in a manner separate from the personal and other business activities of the Shareholders and their affiliates, and neither the Company nor any of its assets are subject to any affiliated party commitments or transactions.

            3.23. BOOKS AND RECORDS. All books and records of the Company are true, correct and complete each have been maintained by it in accordance with good business practice and in accordance with all laws, regulations and other require ments applicable to the Company. The corporate records of the Company reflect a true record of all meetings and proceedings of the Board of Directors and the shareholders of the Company, as required by law.

            3.24. FINDERS. Neither the Company nor any Shareholder is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, exe cution or performance of this Agreement.

            3.25. AUTHORITY OF THE SHAREHOLDERS. Each Share holder has the full right, capacity and authority to enter into and perform this Agreement and the other documents to be executed by such Shareholder as provided in this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery by each Shareholder, each of such other documents will constitute, the legal, valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement or any of such other documents, nor the consummation of the transactions contemplated hereby or thereby, will: (i) result in a violation or breach of any term or provision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of (x) the Articles of Incorporation or Bylaws of the Company or (y) any contract, agreement, lease, license or other commitment to which the Company or any Shareholder is a party or by which the Company or such Shareholder or his or its respective assets or properties are bound; nor (ii) violate any statute or any order, writ, injunction or decree of any court, admin istrative agency or governmental body.

            3.26. AUTHORITY OF THE COMPANY. The execution, delivery and performance by the Company of this Agreement and the Plan of Merger have been duly authorized by its Board of Directors. This Agreement and the Plan of Merger are legally binding and enforceable against the Company in accordance with their respective terms. Neither the execution, delivery nor performance by the Company of this Agreement or the Plan of Merger will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

            3.27. ACQUISITION OF SERIES D SHARES. The Series D Shares (as defined in the Plan of Merger) to be acquired by the Shareholders pursuant to the Merger will be acquired by them for investment purposes only and not with the present intention or view to, or resale in connection with, any dis tribution thereof within the meaning of the Securities Act of 1933, as amended. Each Shareholder understands that such Series D Shares will not be registered under such Securities Act or any state securities or blue sky laws, that transfer ability of such Series D Shares will be restricted in accor dance with applicable state and federal securities laws, and that a restrictive legend to such effect will be inscribed on each certificate representing such Series D Shares. Prior to the Closing, each Shareholder will have had full opportunity to receive such information and ask such questions of repre sentatives of the Purchaser concerning the Purchaser, its subsidiaries and their business, operations, assets and pros pects, and concerning an investment in the Series D Shares, as such Shareholder will then have deemed appropriate in order to make an informed investment decision with respect to the Series D Shares.

            3.28. FULL DISCLOSURE. The representations and war ranties made by the Shareholders hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the representa tions or warranties herein or therein, in light of the circum stances in which they are made, not misleading.

            3.29. SCHEDULES. The Schedules referred to in this Section 3 have been prepared as of the date hereof in a separate binder or volume contemporaneously with the execution of this Agreement, and have been signed for identification by the Shareholders.

            4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The Purchaser and the Acquisition Subsidiary jointly and severally represent and warrant to and agree with the Shareholders that:

            4.1. ORGANIZATION AND EXISTENCE. The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, and has all requisite corporate power to enter into and perform its obligations under this Agreement, the Plan of Merger and the other documents to which it is a party. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Plan of Merger, including the issuance and delivery of the Series D Shares to the Shareholders as provided in the Plan of Merger. The Purchaser has delivered to the Shareholders complete and correct copies of the Certificate of Incorporation and Bylaws of the Purchaser and the Articles of Incorporation and Bylaws of the Acquisition Subsidiary, both as in effect on the date hereof.

            4.2. AUTHORITY. The execution, delivery and performance by the Purchaser and the Acquisition Subsidiary of this Agree ment and the documents contemplated in this Agreement to be executed and delivered by them have been duly authorized by their respective Boards of Directors. This Agreement is, and upon their execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary and enforceable against each of them in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser or the Acquisition Subsidiary of this Agreement or any such other document will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or Bylaws of the Purchaser or the Articles of Incorporation or Bylaws of the Acquisition Subsidiary, or under any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

            4.3. FINDERS. Neither the Purchaser nor the Acquisition Subsidiary is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against either of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

            5. COVENANTS OF THE COMPANY AND THE SHAREHOLDERS PEND ING CLOSING. The Company and the Shareholders jointly and severally covenant and agree with the Purchaser that:

            5.1. CONDUCT OF BUSINESS. From the date of this Agree ment to the Closing Date, the business of the Company will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, the Company will not, and the Shareholders will not cause or allow the Company to:

                   (i) cancel or permit any insurance to lapse or terminate,
            unless renewed or replaced by like coverage;

                   (ii) amend or otherwise modify its Articles of Incorporation or Bylaws;

                   (iii) take any action described in Section 3.8 (except as
            contemplated in Section 2.2(ii));

                   (iv) enter into any contract, agreement or other commitment of the type described in Section 3.13;

                    (v) hire, fire, reassign or make any other change in key
            personnel of the Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on Schedule 3.20; or

                   (vi) take any other action which would cause any of the
            representations and warranties made in Section 3 hereof not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if the same had been made on and as of the Closing Date.

            5.2. ACCESS TO INFORMATION. Prior to Closing, the Company will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, contracts, commitments and records of the Company so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Company and the Homes.

            5.3. CONSENTS AND APPROVALS. The Company and the Shareholders will use their best efforts to obtain the neces sary consents and approvals of other persons which may be required to be obtained on their part to consummate the trans actions contemplated by this Agreement.

            5.4. NO SHOP. For so long as this Agreement remains in effect, neither the Company nor any Shareholder shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of the Company or any other sale of the Company (whether by merger, consolidation, sale or stock or otherwise), other than with the Purchaser and the Acquisition Subsidiary as contemplated in this Agreement.

            5.5. COMPANY LIABILITIES. At or prior to the Closing, the Shareholders shall cause to be paid and discharged in full all liabilities and obligations of the Company, including (but not limited to) indebtedness for borrowed money, indebtedness secured by Liens against any assets or properties of the Company, accounts and trade payable, accrued liabilities, federal, state and local taxes, any liabilities under suits, claims, judgments or orders then pending or any other liability or obligation of the Company attributable to the operation of the its business prior to Closing (collectively, "General Liabilities"), EXCLUDING
      (i) obligations under preneed contracts for which the full amount has been deposited in trust as required under applicable law and (ii) indebted ness due and payable to NationsBank of South Carolina, N.A. ("NationsBank") in an amount not to exceed $843,000 (the "NationsBank Debt"). At the Closing, the Shareholders shall deliver to the Purchaser a certificate of a duly authorized officer of NationsBank, certifying as to the amount, expressed in dollars, of all principal, interest and other charges (including prepayment penalties or premiums) required to pay and discharge the NationsBank Debt in full and release all Liens securing the same. Any General Liabilities remaining unpaid after the Closing shall be paid by the Shareholders and shall be subject to indemnification under Section 10.1.

            6. COVENANTS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY PENDING CLOSING. The Purchaser and the Acquisition Subsidiary jointly and severally covenant with the Shareholders that:

            6.1. CONSENTS AND APPROVALS. The Purchaser and the Acquisition Subsidiary will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated in this Agreement.

            6.2. CONFIDENTIALITY. Prior to the Closing, the Purchaser and its representatives will hold in confidence any data and information obtained with respect to the Company from any representative, officer, director or employee of the Company, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement, except that the Purchaser may disclose such information to its outside attorneys and accountants and to its lender, provided that the Purchaser shall remain responsible to the Company for any unauthorized disclosure thereof by such attorneys, accountants or lender. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall disclose such data or information to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, the Purchaser shall return to the Company all written data and information obtained by the Purchaser from the Company or its representatives in connection with the transactions contem plated by this Agreement.

            7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The obligations of the Purchaser and the Acquisition Subsidiary under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Purchaser in writing:

            7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Purchaser shall not have discovered any error, misstatement or omission in the representations and warranties made by the Shareholders in Section 3 hereof; the represen tations and warranties made by the Shareholders herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Company and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Shareholders and an executive officer of the Company, to the effect of the foregoing provisions of this Section 7.1.

            7.2. OPINION OF COUNSEL. The Shareholders shall have caused to be delivered to the Purchaser an opinion of Danny E. Allen, counsel for the Company and the Shareholders, dated the Closing Date, to the effect that:

                     (i) the Company is a corporation duly organized, validly
            existing and in good standing under the laws of the State of South Carolina, with full corporate authority to enter into and perform its obligations under this Agreement and the Plan of Merger;

                    (ii) the authorized capital stock of the Company consists of
            10,000 shares of Common Stock, $10.00 par value, of which 4,680 shares are validly issued and outstanding and fully paid and nonassessable;

                   (iii) to the knowledge of such counsel, after due inquiry, there are no outstanding subscriptions, options or other agreements or commitments obligating the Company to issue any shares of its capital stock or securities convertible into shares of its capital stock;

                    (iv) the Shareholders are the record and bene ficial owners of all of the issued and outstanding shares of capital stock of the Company as shown on Annex A to the Plan of Merger, free and clear of any and all Liens, and the Shareholders have full capacity to enter into and perform their obligations in accordance with this Agree ment;

                     (v) the execution, delivery and performance by the Company of this Agreement and the Plan of Merger have been duly authorized and approved by all necessary corporate action required on the part of the Company;

                    (vi) this Agreement and the Plan of Merger have been duly
            and validly executed and delivered by the Company, and this Agreement and the Plan of Merger con stitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms;

                   (vii) this Agreement and the other documents to be executed and delivered hereunder by the Shareholders (as shall be specified in such opinion) have been duly and validly executed and delivered by the Shareholders, and this Agreement and such other documents constitute the valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms;

                  (viii) other than with respect to the NationsBank Debt,
            neither the execution, delivery or consummation of the transactions contemplated by this Agreement, the Plan of Merger or any of such other documents will (x) result in the breach of or constitute a default under the Articles of Incorporation or Bylaws of the Company or any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which either the Company or any Shareholder is a party or by which they or their respec tive assets are bound, or (y) violate any order, writ, injunction or decree known to such counsel of any court, administrative agency or governmental body;

                    (ix) no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Company and the Shareholders of this Agreement, the Plan of Merger or any of such other documents; and

                     (x) to the knowledge of such counsel after due inquiry,
            there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

      Such opinion may, as to matters of fact, be given in reliance upon certificates of the Shareholders and officers of the Company and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of South Carolina.

            7.3. CONSENTS AND APPROVALS. The Company and the Shareholders shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

            7.4. NO LOSS OR DAMAGE. Prior to the Closing there shall not have occurred any loss or damage to the physical assets and properties of the Company, including (without limitation) any of the Real Property or any improvements located thereon (regardless of whether such loss or damage was insured), the effect of which would have a material adverse effect on the condition, business, operations or prospects of the Company or any Home.

            7.5. APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required to carry out the trans actions contemplated by this Agreement or incidental thereto and all other related legal matters shall be subject to the approval of counsel for the Purchaser and the Acquisition Subsidiary, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have requested.

            7.6. PRE-ACQUISITION REVIEW. The Purchaser and its representatives shall have completed a pre-acquisition review of the financial information, books and records, and proper ties and assets of the Company and the Homes, and shall have discovered no change in the business, assets, operations, financial condition or prospects of the Company or the Homes which could, in the sole determination of the Purchaser, have a material adverse effect on the value to the Purchaser of the business, assets, financial condition or prospects of the Company or the Homes.

            7.7. RELATED TRANSACTIONS. Each Manager shall have executed and delivered to the Acquisition Subsidiary his respective Employment Agreement. The Acquisition Subsidiary and the Purchaser shall be responsible for negotiating and securing such Employment Agreements and shall exercise all reasonable efforts in order to satisfy (or waive) this condition precedent no later than June 26, 1996.

            7.8. ENVIRONMENTAL, OSHA AND STRUCTURAL REPORTS. There shall have been conducted, at the Purchaser's expense, (i) a Phase I (and, if deemed necessary by Purchaser, a Phase II) environmental audit of each Home and the Real Property by an environmental consulting firm selected by Purchaser (or, in lieu thereof, in the sole discretion of the Purchaser, environmental questionnaires completed and signed by the Manager of each such Home, on forms provided by the Acquisition Subsidiary and approved by its lender), (ii) a health and safety inspection of the Homes by a person (who may be an employee of the Purchaser) or firm selected by the Purchaser and who is qualified and experienced in such matters in the funeral service industry, and (iii) a structural inspection of the Homes by an engineering firm selected by the Purchaser. The Shareholders agree to take the action (and pay any costs in taking such action) as may be reasonably recommended by such firms and/or persons, up to $15,000 in the aggregate. In any event, it shall be a condition to the Purchaser's obligations hereunder that the results of the reports of such firms or persons (together with any remedial action, if any, taken by Shareholders, regardless of the cost, in response thereto) shall be satisfactory to Purchaser in its sole discretion.

            7.9. TITLE INSURANCE. The Shareholders shall have provided, at their expense, an Owner's Policy of Title Insurance issued to the Surviving Corporation in an agreed-upon amount, issued by a title company with offices in Spartanburg County, South Carolina and reasonably acceptable to the Surviving Corporation (the "Title Company"), insuring the Surviving Corporation's interest in the Real Property, subject only to the Permitted Liens and any standard printed exceptions included in a South Carolina standard form Policy of Title Insurance; provided, however, that such policy shall have deleted any exception regarding restrictions or be lim ited to restrictions that are Permitted Liens, any standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", and any standard exception for taxes shall be limited to taxes not yet due and payable in 1996 and subsequent years.

            7.10. SURVEY. The Purchaser shall have received, at the Shareholders' expense, an ALTA/ACSM survey prepared by a licensed surveyor approved by the Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property, which survey shall comply with any applicable stan dards under South Carolina law, be sufficient for Title Company to delete any survey exception contained in the owner's policy of title insurance referred to in Section 7.9, save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to Purchaser.

            7.11. FINANCING COMMITMENT. The Purchaser shall have received from Provident Services, Inc. or another financial institution acceptable to it a written commitment, containing such terms and conditions and otherwise in form and substance acceptable to the Purchaser, providing for the extension of financing and other financial accommodations in order to provide the portion of the Merger Consideration (as defined in the Plan of Merger) that is not furnished by the Purchaser or obtained by the Purchaser from other sources, and such commitment shall have been funded in such amount contemporaneously with the Closing.

            7.12. LIEN RELEASES. The holders of the Liens against any assets of the Company, including any of the Real Property (other than Permitted Liens) shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser and its lender. In addition, the Purchaser shall have received from NationsBank the certificate referred to in Section 5.5 indicating that the amount of the NationsBank Debt is not more than $843,000 (or, if more, then the Shareholders shall have paid the amount of the difference prior to any funding by the Purchaser), and the Purchaser shall also have received a certificate from a duly authorized officer of Lee Brothers to the effect that the total amount owed to that firm in respect of the transactions hereunder is not more than $287,000.

            7.13. OTHER MANAGEMENT ARRANGEMENTS. The Share holders shall have identified to the Purchaser such other personnel of the Homes (in addition to the Managers) as may be key to the continued effective management and operation of the Homes after the Closing, and (if the Shareholders shall have identified any such personnel) the Purchaser shall have entered into mutually satisfactory arrangements regarding the continued employment of such personnel at the Homes following the Closing.

            7.14. CLOSING DATE RECEIVABLES. The aggregate balance of the Closing Date Receivables shall not be more than $450,000.00.

            8. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Shareholders in writing:

            8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Shareholders shall not have discovered any ma terial error, misstatement or omission in the representations and warranties made by the Purchaser and the Acquisition Subsidiary in Section 4 hereof; the representations and warranties made by the Purchaser and the Acquisition Subsidiary herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser and the Acquisition Subsidiary shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Shareholders shall have received a certificate, signed by an executive officer of each of the Purchaser and the Acquisition Subsidiary, to the effect of the foregoing provisions of this Section 8.1.

            8.2. OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Shareholders an opinion of counsel for the Purchaser and the Acquisition Subsidiary, to the effect that:

                    (i) the Purchaser is a corporation duly organ ized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Plan of Merger; and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents contemplated herein to be executed and delivered by the Acquisition Subsidiary (as shall be specified in such opinion);

                   (ii) the execution, delivery and performance by the Purchaser and the Acquisition Subsidiary of this Agreement and such other documents have been duly authorized and approved by all necessary corporate action required on their part;

                  (iii) this Agreement is, and upon execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary, enforceable against the Purchaser and the Acquisition Subsidiary in accordance with their respective terms;

                   (iv) neither the execution, delivery or per formance by the
            Purchaser or the Acquisition Subsidiary of this Agreement or any of such other documents will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or Bylaws of the Purchaser, the Articles of Incorporation or Bylaws of the Acquisi tion Subsidiary or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                    (v) no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Purchaser or the Acquisition Subsidiary of this Agreement or any of such other documents, or the per formance of its obligations hereunder or thereunder.

      Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and the Acquisition Subsidiary, and on certificates of public offi cials, copies of which shall be provided to the Shareholders at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorgani zation, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law, the General Corporation Law of the State of Delaware and the internal laws of the State of Texas.

            8.3. CONSENTS AND APPROVALS. The Purchaser and the Acquisition Subsidiary shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

            8.4. RELATED TRANSACTIONS. The Acquisition Subsidiary shall have executed and delivered the Employment Agreements to the Managers.

            9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            9.1. NATURE OF STATEMENTS. All statements contained in this Agreement or any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

            9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regard less of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the trans actions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

            10.   INDEMNIFICATION.

            10.1. INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders jointly and severally agree to indemnify and hold harmless the Purchaser and (following the Effective Time of the Merger) the Surviving Corporation, and their respective successors and assigns, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by the Company or any Shareholder of any covenant or agreement of the Company or the Shareholders contained in this Agree ment, (ii) any breach of warranty or inaccurate or erroneous representation made by any Shareholder herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certifi cate or other instrument delivered by or on behalf of the Company or any Shareholder pursuant hereto, (iii) any General Liability of the Company of any kind or nature, whether absolute or contingent, known or unknown, to the extent not paid or discharged as provided in Section 5.5, and (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

            10.2. INDEMNIFICATION BY THE PURCHASER. The Pur chaser and the Acquisition Subsidiary jointly and severally agree to indemnify and hold harmless the Shareholders and their heirs and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser or the Acquisition Subsidiary of any covenant or agreement of the Purchaser or the Acquisition Subsidiary contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser or the Acquisition Subsidiary herein or in any certificate or other instrument delivered by or on behalf of the Purchaser or the Acquisition Subsidiary pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

            10.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be repre sented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connec tion therewith, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be repre sented, at its own expenses, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

            10.4. SECURITY FOR INDEMNITY; LETTER OF CREDIT. The obligations of the Shareholders under this Section 10 to indemnify the Surviving Corporation and the Purchaser shall, for a period of two years following the Closing (the "Letter of Credit Period") be secured by an irrevocable standby letter of credit (together, with any and all renewals and replacements, the "Indemnity Letter of Credit") issued by Chesnee State Bank in Chesnee, South Carolina ("CSB") for the account of the Shareholders (or a corporation controlled by them) in favor of the Purchaser, as beneficiary. The Indemnity Letter of Credit shall be in the amount of $150,000, shall be dated the Closing Date and shall be in substantially the form of Exhibit C attached hereto. The foregoing shall not relieve the Shareholders of their personal indemnification obligations hereunder.

            11.   TERMINATION.

            11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Company and the Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof; and the Purchaser and the Acquisition Subsidiary agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

            11.2. TERMINATION. This Agreement may be terminated prior to Closing by:

                  (a) the mutual written consent of the Shareholders and the
            Purchaser;

                  (b) the Purchaser if a material default shall be made by the
            Company or any Shareholder in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Company or any Shareholder of any of their warranties and represen tations herein contained, or if the conditions of this Agreement to be complied with or performed by the Company or any Shareholder at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                  (c) the Shareholders if a material default shall be made by the Purchaser or the Acquisition Subsidiary in the observance or in the due and timely performance by the Purchaser or the Acquisition Subsidiary of any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser or the Acquisition Subsidiary of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser and the Acquisition Subsidiary at or before the Closing shall not have been complied with or performed at the time required for such compli ance or performance and such noncompliance or nonper formance shall not have been expressly waived by the Shareholders in writing; or

                  (d) either the Shareholders or the Purchaser, if the Closing has not occurred by June 30, 1996.

            11.3. LIABILITY UPON TERMINATION. If this Agreement is terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other parties here under. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

            12.   POST-CLOSING COVENANTS.

            12.1. CLOSING DATE RECEIVABLES. As described in Section 2.2(ii), all of the Closing Date Receivables (as well as the other items described in said Section 2.2(ii)) shall be distributed to the Shareholders effective immediately prior to the Effective Time of the Merger. At the Closing, the Shareholders shall provide to the Purchaser a listing (certified by them to be complete and accurate) of the Closing Date Receivables in order to identify those to be distributed to them. Notwithstanding such distribution, the Purchaser shall have the exclusive (even as to the Shareholders) right and control over the collection of Closing Date Receivables. After the Closing, for each month in which any Closing Date Receivables are collected, the Purchaser shall remit 100% of such collections to the Shareholders (in accordance with their respective interests shown on Annex A to the Plan of Merger), or any person designated in writing by them to receive such payments, by no later than the 15th day of the following month. The Purchaser shall have no duty to pursue collection of Closing Date Receivables by means greater than used on its collection of other accounts receivable, and in no event shall the Purchaser be required to institute suit or refer any account to a collection agency. In collecting such accounts, the Purchaser will comply with normal and customary processing procedures under the South Carolina probate laws for the collection of funeral expenses. At any time after the Closing, the Purchaser may at any time, by written notice to the Shareholders, return the right and control over collection of Closing Date Receivables to the Shareholders, in which case the Purchaser shall be thereafter relieved of all further responsibility hereunder other than in respect of collections received prior to the giving of such notice.

            12.2. RESTRICTIVE COVENANTS OF THE SHAREHOLDERS.

                  (a) NON-COMPETITION. If the Closing occurs, then for a period commencing on the Closing Date and ending ten (10) years thereafter, no Shareholder shall, directly or indirectly:

                          (i) engage, as principal, agent, trustee or through
                  the agency of any corporation, partner ship, association or agent or agency, anywhere within a twenty-five (25) mile radius of any Home (the "Territory"), in the funeral, mortuary, crematory, monument, or any related line of business (collectively, the "Business");

                         (ii) own or hold any beneficial interest in one percent
                  (1%) or more of the voting securi ties in any corporation, partnership or other busi ness entity which conducts its operations, in whole or in part, in the Business within the Territory;

                        (iii) become an employee of or consultant to, or
                  otherwise serve in any similar capacity with, any corporation, partnership or other busi ness entity that conducts its business, in whole or in part, in the Business within the Territory; or

                         (iv) cause or induce any present or future employee of
                  the Purchaser or any of its affiliates (including the Surviving Corporation) to leave the employ of the Purchaser or any such affiliate to accept employment with such Share holder or with any person, firm, association or corporation with which such Shareholder may be or become affiliated.

                  Without limiting the generality of the foregoing, a
            Shareholder shall be deemed directly or indirectly engaged in the Business if he acts as a funeral director at any funeral establishment within the Territory, if a Shareholder engages in the sale or marketing of preneed funeral contracts for services to be performed within the

            Territory, or if a Shareholder promotes or finances any family member or affiliate to operate a Business or engage in any of the foregoing activities within the Territory.

                  (b) REFORMATION. The above covenants shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted there by, or the period of time within which such covenants are operative; but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted thereby and the period of time during which such covenants are enforceable.

                  (c) REMEDIES. Each Shareholder agrees that any remedy at law for any actual or threatened breach of any of the foregoing covenants would be inadequate and that the Purchaser shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered into by a court of competent jurisdiction in addition to any damages that the Purchaser may be legally entitled to recover together with reasonable expenses of litigation, including attor neys' fees incurred in connection therewith, as may be approved by such court.

                  (d) REPRESENTATIONS. Each Shareholder represents and warrants to and agrees with the Purchaser that (i) such Shareholder understands that the foregoing restric tions are being made incident to and as a condition of consummation of the Merger, and that such covenants are necessary in order to protect the business and goodwill being acquired thereby, (ii) such covenants are not oppressive to such Shareholder in any respect, and (iii) the consideration for such restrictions is included in the Merger Consideration, which consideration such Shareholder acknowledges is fair and adequate for the giving of the covenants herein and for which such Shareholder acknowledges a direct and valuable benefit.

                  (e) MERGER CONSIDERATION ALLOCATION. The parties agree to
            allocate $50,000 of the Merger Consideration to the foregoing covenants for federal income tax purposes, pursuant to Section 1060(a) of the Code. Such allocation is not intended to be a measure of the amount or range of damages which the Purchaser or any affiliate may suffer or recover as a result of any breach of the foregoing covenants, and the Shareholders acknowledge that in case of any such breach, the Purchaser shall be entitled to seek in excess of such amount as it may otherwise be able to demonstrate itself justly entitled to.

                  (f) ANSEL COOLEY. Notwithstanding the foregoing, for Ansel E.
            Cooley, Sr. only, the "Territory" to which the foregoing covenants apply shall not include any area within the State of North Carolina.

            12.3. BOOKS AND RECORDS. All books, records, documents, dates and information relating to the business and operations of the Company prior to the Closing (collectively, "Records") shall belong to the Surviving Corporation, and should any Shareholder have or come into possession or control of any Records, the same shall immediately be turned over to the Surviving Corporation. The Purchaser agrees that the Shareholders shall be entitled to have access to Records after the Closing, upon reasonable notice during normal business hours, and to make copies therefrom (i) for the purpose of completing and filing the short-period tax return referred to in Section 1.4, and (ii) for any other proper purpose if, and only if, such inspection or copying is necessary in order for the requesting party to defend a claim arising after the Closing and then only to the extent that such inspection or copying is relevant to the defense of such claim.

            12.4 FUNERAL SERVICE CHARGES. Following the Closing, the Surviving Corporation will make available at any one of the Homes maintained by it, for each Shareholder and his or her current spouse (if applicable), a complete funeral service (including service and funeral merchandise, but exclusive of cemetery plots, markers or monuments) for a charge not to exceed the Surviving Corporation's wholesale merchandise cost.

            13.   MISCELLANEOUS.

            13.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contem plated herein. If the transactions contemplated by this Agreement and the Exhibits hereto are consummated, the Company shall have no obligation for, nor shall the Company be charged with, any such expenses of the Shareholders. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Shareholders.

            13.2. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or three business days following the date, mailed, first class, registered or certified mail, postage prepaid, as follows:

                   (i)  if to the Company or any Shareholder, to:

                        The named Shareholder
                        c/o Alverson Accounting
                        504 W. Cherokee Street
                        P.O. Box 9
                        Chesnee, South Carolina 29323

                        with a copy to:

                        Mr. Danny E. Allen
                        Magnolia Place
                        409-B Magnolia Street
                        P.O. Box 1146
                        Spartanburg, South Carolina  29304-1146

                  (ii)  if to the Purchaser or the Acquisition
                        Subsidiary, to:

                        Carriage Services, Inc.
                        1300 Post Oak Boulevard, Suite 1500
                        Houston, Texas 77056
                        Attention: Mr. Melvin C. Payne

                        with a copy to:

                        Snell & Smith, A Professional Corporation
                        1000 Louisiana, Suite 3650
                        Houston, Texas 77002
                        Attention: Mr. W. Christopher Schaeper

      or to such other address as shall be given in writing by any party to the other parties hereto.

            13.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that following the Closing the Purchaser or the Surviving Corporation may assign its rights hereunder without the consent of the Shareholders to a successor-in-interest to the Purchaser or the Surviving Corporation, as the case may be (whether by merger, sale of assets or otherwise).

            13.4. SUCCESSORS BOUND. Subject to the provisions of Section 13.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

            13.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpre tation of this Agreement.

            13.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all of the parties hereto.

            13.7. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents referred to herein, constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent dated April 23, 1996).

            13.8. GOVERNING LAW. This Agreement shall be con strued and enforced under and in accordance with and governed by the law of the State of South Carolina.

            13.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                    THE PURCHASER:

                                    CARRIAGE SERVICES, INC.



                                    By: /s/ JAY D. DODDS
                                            Jay D. Dodds
                                            Vice President of Operations


                                    THE ACQUISITION SUBSIDIARY:

                                    CARRIAGE FUNERAL SERVICES
                                    OF SOUTH CAROLINA, INC.



                                    By: /s/ JAY D. DODDS
                                            Jay D. Dodds
                                            Vice President of Operations

                                    THE COMPANY:

                                    FOREST LAWN OF CHESNEE, INC.


                                    By: /s/ CURTIS C. GILBERT
                                            Curtis C. Gilbert, President

                                    THE SHAREHOLDERS:

                                    /s/ EDSEL L. CASH
                                        Edsel L. Cash


                                    /s/ ANSEL E. COOLEY, SR.
                                        Ansel E. Cooley, SR.


                                    /s/ FRANK E. COOLEY
                                        Frank E. Cooley


                                    /s/ BRUCE C. EHLICH
                                        Bruce C. Ehlich


                                    /s/ CURTIS C. GILBERT
                                        Curtis C. Gilbert


                                    /s/ GRACE LAWTER JOLLEY
                                        Grace Lawter Jolley


                                    /s/ CHARLES L. THOMPSON
                                        Charles L. Thompson


                                    /s/ JAMES B. THOMPSON
                                        James B. Thompson

EXHIBIT                DESCRIPTION
- -------                -----------
    A                  Plan of Merger
    B-1                Employment Agreement (Sam Watts)
    B-2                Employment Agreement (Robert Gwinn)
    C                  Indemnity Letter of Credit

SCHEDULE               DESCRIPTION
- --------               -----------
2.2                    Distributed Property
3.6                    Real Property
3.8                    Changes
3.12                   Fixed Assets
3.13                   Contracts and Commitments
3.14                   Preneed Contracts and Trust Accounts
3.15                   Intangible Rights
3.17                   Licenses
3.20                   Employees
3.21                   Employee Benefit Plans